Exhibit 10.1

KULICKE AND SOFFA INDUSTRIES, INC.
2017 EQUITY PLAN

Performance Share Unit Award Agreement

This Performance Share Unit Award Agreement (the “Agreement”) dated as of [_______] «Award Date» is between Kulicke and Soffa Industries, Inc. (the “Company”) and <<Employee Name>> (the “Participant”) pursuant to the Kulicke and Soffa Industries, Inc. 2017 Equity Plan (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.

WHEREAS, the Committee has authorized the grant to the Participant of Performance Share Units in accordance with the provisions of the Plan, a copy of which is attached hereto; and

WHEREAS, the Participant and the Company desire to enter into this Agreement to evidence and confirm the grant of such Performance Share Units on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Performance Share Units. The Company hereby grants to the Participant an Award of <<<PSUs Granted>> Performance Share Units. Upon fulfillment of the requirements set forth below, the Participant shall, except as otherwise provided in this Agreement, have the right to receive one share of Common Stock of the Company (“Share”) for each earned Performance Share Unit. This grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding grants of Performance Share Units). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement.
2.Performance Share Unit Vesting. The performance period for this Award shall commence on [___________] and shall end on [___________]. The Award shall be subject to performance vesting requirements based upon the achievement of Performance Goals as set forth in Appendix A to this Agreement. The Award shall vest upon certification of the achievement of the applicable Performance Goals.
3.Payment of Earned Performance Share Units. Except as otherwise provided in this Agreement, one Share shall be delivered to the Participant for each earned Performance Share Unit as soon as administratively practicable following the vesting date but no later than the fifteenth day of the third month following the end of the calendar year in which the performance period ends.
4.Termination of Service. Entitlement to the Award is also subject to the Participant remaining continuously employed through the last day of the performance period. Notwithstanding the foregoing, if the Participant terminates employment during the performance period due to Retirement, Disability or death, the Participant (or in the event of death, the Participant’s beneficiary) shall be entitled to a pro rata portion of the Award the Participant would otherwise have earned based on the actual achievement of the Performance Goals as determined at the end of the performance period had he or she remained employed to the end of the performance period. The pro rata portion will be calculated based on full months as measured from the day of the month on which the Grant was made to the corresponding day of each succeeding month prior to such termination of employment. If the Participant terminates employment with the Company and Related Corporations for any other reason, all unvested Performance Share Units at the time of such termination of employment shall be forfeited.
Notwithstanding the foregoing, in the event of a Participant’s involuntary termination without Cause, the Committee may, in its sole discretion, upon the occurrence of such event, entitle the Participant to a pro rata portion of the Award the Participant would otherwise have earned based on the actual achievement of the Performance Goals as determined at the end of the performance period had he or she remained employed to the end of the performance period. The pro rata portion will be calculated based on full months as measured from the day of the month on which the Grant was made to the corresponding day of each succeeding month prior to such termination of employment.

There is no entitlement to such accelerated vesting and the Committee shall exercise such discretion only in limited and special circumstances.
In each case, Shares attributable to the prorated Award shall be delivered to the Participant as soon as administratively practicable following the vesting date but no later than the fifteenth day of the third month following the end of the calendar year in which the performance period ends.
5.Adjustment in Capitalization. In the event any stock dividend, stock split, or similar change in the capitalization of the Company affects the number of issued Shares such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the number of Performance Share Units shall be proportionately adjusted as provided under the terms of the Plan. Unless the Committee determine otherwise, the number of Performance Share Units subject to this Award shall always be a whole number.
6.Certain Corporate Transactions. In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, if it determines that such termination is in the best interests of the Company.
If the Participant will, following the corporate transaction, be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described above with respect to outstanding Awards, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.
7.Change in Control. Notwithstanding any other provisions of this Agreement, in the event a Change in Control occurs and the surviving or successor entity does not agree to assume the Performance Share Unit Award, the performance requirements under any outstanding Performance Share Units under this Award shall be waived and the Participant shall instead vest in such Performance Share Units if he or she is employed on the last day of the performance period. If the Participant is employed on the last day of the performance period, he or she will receive a cash payment with respect to his or her Performance Share Units as if “target” performance had been attained and based on the value of Shares on the date of the Change in Control. Such payment shall be made as soon as administratively practicable following the vesting date but no later than the fifteenth day of the third month following the end of the calendar year in which the performance period ends. In the event a Change in Control occurs and the surviving or successor entity agrees to assume the outstanding Performance Share Unit Award and the Participant is terminated without Cause prior to the twenty-four (24) month anniversary of the Change in Control, then as of the date of such termination of employment, the Performance Share Unit Award shall be prorated based on the number of full months in the performance period prior to such termination of employment. The Participant shall receive such prorated portion of any award amount that would otherwise have been received based on the Performance Goals attained at the end of the performance period. The pro rata portion will be calculated based on full months as measured from the day of the month on which the Grant was made to the corresponding day of each succeeding month prior to such termination of employment. Shares attributable to such prorated award shall be delivered as soon as administratively practicable following the vesting date but no later than the fifteenth day of the third month following the end of the calendar year in which the performance period ends.
8.Restrictions on Transfer. Performance Share Units may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except by will or the laws of descent and distribution.
9.Withholding of Taxes. The obligation of the Company to deliver Shares or cash shall be subject to applicable Federal, state and local tax withholding requirements. The Committee may require the Participant to remit to the Company an amount sufficient to satisfy the withholding requirements or may, in its discretion, permit or require the Participant, subject to the provisions of the Plan and withholding rules established by the Committee, to satisfy the withholding tax, in whole or in part, by electing to have the Company withhold Shares or cash (or by returning previously acquired Shares to the Company). Such election must be made in compliance with and subject to the withholding rules, and the Company may limit the number of Shares withheld to satisfy the minimum tax withholding requirements to the extent necessary to avoid adverse accounting consequences.
10.No Rights as a Shareholder. Until Shares are issued, if at all, in satisfaction of the Company’s obligations under this Award, in the time and manner specified above, the Participant shall have no rights as a shareholder.

11.No Right to Continued Employment. Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Related Corporations to employ or continue the employment of the Participant for any period.
12.Clawback Rights. Notwithstanding any other provision of the Plan or this Agreement, this Award is subject to recovery under any law, government regulation or stock exchange listing requirement and will be subject to such deductions and clawback as may be required pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to such law, government regulation or stock exchange listing requirement).
13.Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of law).
14.Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.
15.Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Company or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
16.Amendment. This Agreement may not be altered, modified or amended except by a written instrument signed by the Company and the Participant.
17.Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant has executed this Agreement in duplicate as of the day and year first above written.

KULICKE AND SOFFA INDUSTRIES, INC.

By:____________________________________
Name:    Lester Wong
Title: Senior Vice President, Legal Affairs and General Counsel

By:____________________________________
Participant